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                                                                      EXHIBIT 5

                                August 13, 1997

Hershey Foods Corporation
100 Crystal A Drive
Hershey, PA 17033

Gentlemen:

  Hershey Foods Corporation (the "Corporation") has prepared a Registration Statement on Form S-3 (the "Registration Statement") pertaining to the registration of $500,000,000 aggregate principal amount of debt securities (the "Debt Securities") of the Corporation. The Registration Statement will be filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") on the date hereof.

  As Vice President, General Counsel and Secretary to the Corporation, I have examined the Registration Statement and such other corporate records, documents and information as I have considered necessary or appropriate for purposes of this opinion.

  Based on the foregoing, and having regard for the legal considerations I deem relevant, and subject to the qualifications stated below, I am of the opinion that, when the Registration Statement shall have become effective, the Debt Securities, upon their execution, authentication, issuance and sale in the manner contemplated in the Registration Statement and the prospectus included therein (the "Prospectus") and the Indenture dated as of February 1, 1991 between the Corporation and Citibank N.A. (the "Indenture"), will be legally and validly issued, and will be binding obligations of the Corporation entitled to the benefits of the Indenture, except to the extent enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditors' rights generally and further subject to the qualification that I express no opinion as to whether the defense of usury or illegality based upon or arising from the rate of interest payable on the Debt Securities might be available to the Corporation under the laws of any jurisdiction.

  I hereby consent to the use of this opinion as an exhibit to the Registration Statement, to reference made to me under the caption "Validity of Offered Securities" in the Prospectus and to the filing of this consent as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Robert M. Reese

                                          ROBERT M. REESE
                                          Vice President, General Counsel and
                                           Secretary